                                                                EXHIBIT 99.11(a)


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 2-38613 of MFS Series Trust V, of our report dated November 6, 1998, appearing in the annual reports to shareholders for the year ended September 30, 1998 of MFS Total Return Fund, a series of MFS Series Trust V, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Boston, Massachusetts
November 20, 1998

                                                                EXHIBIT 99.11(a)

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 2-38613 of MFS Series Trust V, of our report dated November 6, 1998, appearing in the annual reports to shareholders for the year ended September 30, 1998 of MFS Research Fund, a series of MFS Series Trust V, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Boston, Massachusetts
November 20, 1998